                                 FIFTH AMENDMENT TO
                            AAR CORP. STOCK BENEFIT PLAN


     WHEREAS, AAR CORP. (the "Company") adopted the AAR CORP. Stock Benefit Plan (the "Plan"), amended the Plan by a First Amendment dated July 29, 1996, a Second Amendment dated January 2, 1997, a Third Amendment dated May 6, 1997, and a Fourth Amendment dated March 20, 1998, and reserved the right to further amend the Plan; and

     WHEREAS, the Board of Directors of the Company deems it appropriate to further amend the Plan as described below and approved such amendment at its July 14, 1998 meeting.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective July 14, 1998:

     1.   Section 2.1 is amended to read as follows:

               "2.1 "Award" shall mean an Option or a Restricted Stock Award."

     2.   Section 2.4 is amended to read as follows:

               "2.4 "Change in Control" means the earliest of:

                    (a) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

                    (b) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

                    (c) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office; or

     3. Section 2.14 is amended by deleting the entire section and inserting the following in lieu thereof:

               "2.14     INTENTIONALLY LEFT BLANK."

     4. Section 4.1 is amended by deleting the following sentence from the end of the Section:

               "Shares in respect of which Limited Rights are exercised shall not thereafter be available for issuance in satisfaction of Awards."

     5.   Section 4.3 is amended to read as follows:

               "4.3 The total number of shares with respect to which options may be granted under the Plan to any Grantee during any 12 month period shall not exceed 300,000 shares."

     6. Section 10 is amended by deleting the entire section and inserting the following in lieu thereof:

               "10. INTENTIONALLY LEFT BLANK."

     7. Section 11 is amended to change the second sentence of the second paragraph to read as follows:

               "In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Grantee with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein, and in the related Option Agreement or Restricted Stock Agreement, immediately prior to the effective date of the assignment."

     8. Sections 12 and 13 are amended by deleting the language "or Limited Right", "and Limited Rights", "or Limited Rights", "Limited Rights", or "limited rights", wherever it occurs.

     9. Section 14 is amended by deleting the language "or Limited Right" wherever it occurs in the first sentence of 14.1 and by deleting the third sentence of 14.1 which reads: "The notice of exercise of a Limited Right shall be accompanied by the Grantee's copy of the writing or writings evidencing the grant of the Limited Right and the related Option."


     This Fifth Amendment has been executed by the Company, by its duly authorized officer, on this 16th day of December, 1998, and attested by its Secretary.


                              AAR CORP.

                              By  /s/ David P. Storch
                                 ----------------------------------------
                                  David P. Storch
                                  President and Chief Executive Officer
ATTEST:


/s/ Howard A. Pulsifer
-----------------------------
Howard A. Pulsifer, Secretary

SEAL




                                       3